MEDIC COMPUTER SYSTEMS, INC.
              COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK




                                                       ------------------------------------  -----------------------------------
                                                               THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                       ------------------------------------  -----------------------------------
                                                                    JUNE 30,                              JUNE 30,
                                                             1997              1996                1997             1996
                                                             ----              ----                ----             ----
Primary:
Weighted average number of common shares outstanding          25,743,139        24,316,792         25,323,788        24,275,896


Common Stock equivalents assuming exercise of
dilutive options, determined by the treasury stock
method                                                           202,983           498,774            360,654           511,396
                                                       ------------------------------------  -----------------------------------

    Common shares and equivalents                             25,946,122        24,815,566         25,684,442        24,787,292
                                                       ====================================  ===================================

    Net income                                                $6,185,000        $5,460,000         $9,301,000       $10,594,000
                                                       ====================================  ===================================

    Net income per Common Share                                    $0.24             $0.22              $0.36             $0.43
                                                       ====================================  ===================================


Fully Diluted:
Weighted average number of common shares outstanding          25,743,139        24,316,792         25,323,788        24,275,896


Common Stock equivalents assuming exercise of
dilutive options, determined by the treasury stock
method                                                           353,601           488,048            283,886           523,584
                                                       ------------------------------------  -----------------------------------

    Common shares and equivalents                             26,096,740        24,804,840         25,607,674        24,799,480
                                                       ====================================  ===================================

    Net income                                                $6,185,000        $5,460,000         $9,301,000       $10,594,000
                                                       ====================================  ===================================

    Net income per Common Share                                    $0.24             $0.22              $0.36             $0.43
                                                       ====================================  ===================================

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Note: The calculation for fully diluted earnings per share has not been included with the Consolidated Statements of Operations because fully diluted earnings per share does not differ from primary earnings per share.

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